UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2014

COGNEX CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Vision Drive Natick, Massachusetts 01760-2059
(Address, including zip code, of principal executive offices)

(508) 650-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 13, 2014, Cognex Corporation (the “Company”) issued a news release to report its financial results for the quarter and year ended December 31, 2013.  The release is furnished as Exhibit 99.1 hereto.  The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Robert J. Shillman, Founder, Chairman and Chief Culture Officer of the Company, has previously indicated his desire to stand for re-election by the shareholders of the Company generally on an annual basis. To facilitate Dr. Shillman standing for re-election at the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”), Dr. Shillman, who was serving a term as a director ending in 2016, resigned as a director of the Company on February 8, 2014.  Immediately following such resignation, the Board of Directors elected Dr. Shillman to the class of directors with terms expiring at the Annual Meeting and, as a result, Dr. Shillman will stand for re-election as a director at the Annual Meeting.  Dr. Shillman does not serve on any committees of the Board.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	News release, dated February 13, 2014, by Cognex Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated:	February 13, 2014	By: /s/ Richard A. Morin
Richard A. Morin
Executive Vice President of Finance and Administration
and Chief Financial Officer